EXHIBIT 5.01
November 24, 2009
Board of Directors
RTI International Metals, Inc.
Westpointe Corporate Center One, 5th Floor
1550 Coraopolis Heights Road
Pittsburgh, PA 15108-2973
Ladies and Gentlemen:
     We have acted as counsel to RTI International Metals, Inc., an Ohio corporation (the “Corporation”), in connection with the proposed issuance by the Corporation of up to 2,000,000 shares of the Corporation’s common stock, par value $.01 per share (the “Common Stock”), pursuant to the terms of the RTI International Metals, Inc. Employee Stock Purchase Plan (the “Plan”).
     In connection with such proposed issuance, we have examined the Plan, the Amended and Restated Articles of the Corporation, the Amended Code of Regulations of the Corporation, the relevant corporate proceedings of the Corporation, the Registration Statement on Form S-8 (the “Registration Statement”) covering the issuance of the shares, and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.
     Based on the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the Common Stock has been duly issued and delivered pursuant to the terms of the Plan, such shares of Common Stock will be validly issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.
/s/ Buchanan Ingersoll & Rooney PC
BUCHANAN INGERSOLL & ROONEY PC